SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 15, 2005.

FBR Securitization, Inc.
(Exact name of registrant as specified in charter)

Delaware	333-122578	20-2028732

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Nineteenth Street North, Arlington, VA 22209
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 312-9500

(Former name or former address, if changed since last report.)

Item 8.01. Other Events.
     Subsequent to the filing of this Current Report on Form 8-K, the Registrant’s Callable Mortgage-Backed Notes, Series 2005-1 (the “Offered Securities”) will be registered for sale under the Registrant’s effective Shelf Registration Statement on Form S-3 (No. 333-122578) and will be offered pursuant to the Prospectus and a related Prospectus Supplement to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and Rule 424 thereunder.
     The consolidated financial statements of Financial Assurance Security Inc. and its subsidiaries as of December 31, 2004 and December 31, 2003 and for each of the three years in the period ending December 31, 2004, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Financial Security Assurance Holdings Ltd. for the year ended December 31, 2004 and the unaudited consolidated financial statements of Financial Security Assurance Holdings Ltd. and its subsidiaries as of June 30, 2005, and for the three month period ended as of June 30, 2005, included in the Quarterly Report on Form 10-Q of Financial Security Assurance Holdings Ltd. for the period ended June 30, 2005, are hereby incorporated by reference in (i) this current Report on Form 8-K; (ii) the registration statement (No. 333-122578) of the Registrant; and (iii) the Prospectus Supplement dated August 12, 2005 and the Prospectus dated February 26, 2005, relating to the Offered Securities, and shall be deemed to be part hereof and thereof.
     All financial statements of the Financial Security Assurance Holdings Ltd. included in documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.
Item 9.01 Financial Statements, Pro Forma Financial Statements and Exhibits.
     (c) Exhibits.
99.1	Consent of PriceWaterhouse Coopers LLP, independent auditors of Financial Security Assurance Inc.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2005	FBR SECURITIZATION, INC.
	By:	/s/ Kurt R. Harrington
		Name:	Kurt R. Harrington
		Title:	Treasurer and Chief Financial Officer

[FORM 8-K — FBRSI SERIES 2005-1 — ACCOUNTANT CONSENT]

Exhibit Index
Exhibit No.
99.1	Consent of PriceWaterhouse Coopers, independent auditors of Financial Security Assurance Inc................[Electronic Format]